LIMITED POWER OF ATTORNEY

The undersigned, Satish Menon, authorizes and designates Michael Pope and Ray Amanquah to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Shutterfly, Inc. The authority of Michael Pope and Ray Amanquah under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Shutterfly, Inc., unless earlier revoked in writing. The undersigned acknowledges that Michael Pope and Ray Amanquah are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated:  November 6, 2015                                                                           Signature:                      /s/ Satish Menon
Name:                      Satish Menon